Exhibit 99.1

Quantum-Si Appoints Vikram Bajaj, Ph.D., to Board of Directors

GUILFORD, Conn. -- (BUSINESS WIRE) -- Jun. 16, 2022 -- Quantum-Si Incorporated (Nasdaq: QSI) (“Quantum-Si,” “QSI” or the “Company”), a life sciences company commercializing single molecule protein sequencing, today announced the appointment of Vikram Bajaj, Ph.D., co-founder and former Chief Scientific Officer of Verily (formerly Google Life Sciences), to its Board of Directors.

Dr. Bajaj is a managing director at Foresite Capital, evaluating and pursuing investments at the intersection of technology and life sciences, including in personalized and precision healthcare. Prior to joining Foresite Capital, Vik was the Chief Scientific Officer of GRAIL and remains on its Scientific Advisory Board. He is also the co-founder and former Chief Scientific Officer of Verily (formerly Google Life Sciences) and served as chair of its Scientific Advisory Board. Bajaj retains appointments as associate professor at the Stanford University School of Medicine, and as an affiliate scientist of the Lawrence Berkeley National Laboratory and the University of California, Berkeley, for which he serves on the advisory board of the College of Chemistry. He is an advisor to the Department of Defense through the Defense Science Board’s Task Force on Biology.

“I am thrilled to welcome Vik to the board of Quantum-Si at a pivotal time as we progress toward launching the world's first next generation protein sequencing system,” said Jonathan Rothberg, Ph.D., Interim Chief Executive Officer, Founder and Executive Chairman of Quantum-Si. “Vik is a trailblazer in the field of precision medicine and brings decades of expertise as a scientist and entrepreneur. His appointment will strengthen our team of renowned advisors as we execute our commercialization strategy this year.”

“It’s been rewarding to witness such remarkable innovation in next-generation protein sequencing,” said Bajaj. “I look forward to applying my expertise and serving alongside this distinguished roster of industry leaders in support of this ambitious mission.”

Bajaj holds a Ph.D. in physical chemistry from the Massachusetts Institute of Technology. His scientific and engineering awards include the Anatole Abragam Prize (2012), the R&D 100 Award for the most promising commercialized technologies (2011 and 2013), and the Department of Energy’s LBL Innovation Grant (2013). In 2011, he was named as a Visiting Professor of the Chinese Academy of Sciences.

About Quantum-Si Incorporated
Quantum-Si is focused on revolutionizing the growing field of proteomics. The Company's suite of technologies is powered by a first-of-its-kind semiconductor chip designed to enable single molecule next-generation protein sequencing and digitize proteomic research in order to advance drug discovery and diagnostics beyond what has been possible with DNA sequencing. Learn more at www.quantum-si.com.

Forward Looking Statements
This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. The actual results of the Company may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company's expectations with respect to future performance and development and commercialization of products and services. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of COVID-19 on the Company's business; the inability to maintain the listing of the Company's Class A common stock on The Nasdaq Stock Market; the ability to recognize the anticipated benefits of the recently completed business combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably and retain its key employees; our ongoing leadership transition; changes in applicable laws or regulations; the ability of the Company to raise financing in the future; the success, cost and timing of the Company's product development and commercialization activities; the potential attributes and benefits of the Company's products and services; the Company's ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product; the Company's ability to identify, in-license or acquire additional technology; the Company's ability to maintain its existing lease, license, manufacture and supply agreements; the Company's ability to compete with other companies currently marketing or engaged in the development or commercialization of products and services that the Company is developing; the size and growth potential of the markets for the Company's future products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of the Company's products and services following anticipated commercial launch; the Company's estimates regarding future expenses, future revenue, capital requirements and needs for additional financing; the Company's financial performance; and other risks and uncertainties described under "Risk Factors" in the Company’s Annual Report for the fiscal year ended December 31, 2021, and in the Company's other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Investor Contacts
Juan Avendano
Mike Cavanaugh
ir@quantum-si.com

Media Contact
Karen Chase
QSI-PR@westwicke.com

Source: Quantum-Si Incorporated